UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 28, 2013 (January 22, 2013)

DAWSON GEOPHYSICAL COMPANY

(Exact name of Registrant as specified in its charter)

TEXAS	001-34404	75-0970548
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

508 W. WALL, SUITE 800 MIDLAND, TEXAS	79701
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (432) 684-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2013, the Board of Directors (the “Board”) of Dawson Geophysical Company (the “Company”), on the recommendation of the Compensation Committee and in accordance with the Company’s practice during fiscal 2012 and 2011, approved a deferral of 5% of the fiscal 2013 salary of Stephen C. Jumper, Christina W. Hagan, C. Ray Tobias, James W. Thomas and K. S. Forsdick. The deferred portion will be paid in December of 2013 and will not change the total amount of salary payable to the named executive officers. The Compensation Committee has delegated to Mr. Jumper the authority to determine in future years whether a portion of the salary of the named executive officers (other than Mr. Jumper) will continue to be deferred.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Shareholders was held on January 22, 2013.

The following proposals were adopted by the margins indicated:

1. To elect a Board of Directors to hold office until the next annual meeting of shareholders and until their successors are elected and qualified.

	Number of Shares
Director Name	For	Withheld	Broker Non-Votes
Craig W. Cooper	4,936,343	834,660	1,482,435
Gary M. Hoover	4,814,998	956,005	1,482,435
Stephen C. Jumper	4,815,883	955,120	1,482,435
Jack D. Ladd	4,936,663	834,340	1,482,435
Ted R. North	4,931,919	839,084	1,482,435
Tim C. Thompson	4,809,224	961,779	1,482,435

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2013.

Number of Shares
For	6,351,287
Against	43,324
Abstain	858,827

3. To approve, on an advisory basis, the executive compensation of the named executive officers.

Number of Shares
For	4,972,185
Against	91,359
Abstain	707,459
Broker Non-Votes	1,482,435

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAWSON GEOPHYSICAL COMPANY

Date: January 28, 2013	By:	/s/ Christina W. Hagan
Christina W. Hagan
Executive Vice President, Secretary and
Chief Financial Officer

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